As filed with the Securities and Exchange Commission on September 11, 1998
                                          Registration No. 333-60811

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                AMENDMENT NO. 3
                                      TO



                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

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
          RJR Nabisco, Inc.                            Delaware                       56-0950247
      RJR Nabisco Holdings Corp.                       Delaware                       13-3490602
RJR Nabisco Holdings Capital Trust II                  Delaware                   To Be Applied for
RJR Nabisco Holdings Capital Trust III                 Delaware                   To Be Applied for
RJR Nabisco Holdings Capital Trust IV                  Delaware                   To Be Applied for
RJR Nabisco Holdings Capital Trust V                   Delaware                   To Be Applied for
RJR Nabisco Holdings Capital Trust VI                  Delaware                   To Be Applied for
    (Exact name of Registrant as            (State or other jurisdiction of        (I.R.S. employer
      specified in its charter)             incorporation or organization)       identification number)

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                          1301 Avenue of the Americas
                           New York, New York 10019
                                (212) 258-5600
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                            H. Colin McBride, Esq.
                          RJR Nabisco Holdings Corp.
                               RJR Nabisco, Inc.
                          1301 Avenue of the Americas
                           New York, New York 10019
                                (212) 258-5600
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

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                                  Copies to:
                            David W. Ferguson, Esq.
                             Davis Polk & Wardwell
                             450 Lexington Avenue
                           New York, New York  10017
                                (212) 450-4000

               Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

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               If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
               If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
               If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________
               If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________
               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

               The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

               Pursuant to Rule 429 under the Securities Act of 1933, the first form of prospectus included in this Registration Statement also relates to $1,000,000,000 of debt securities of RJR Nabisco, Inc. registered and remaining unissued under Registration Statement No. 333-39995 previously filed by RJR Nabisco, Inc. in respect of which $303,031 has been paid to the Commission as a filing fee.

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Item 16. Exhibits.


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
  Exhibit      Description
  -------      ----------------------------------------------------------------

     1.1       Form of Underwriting Agreement (Debt) (incorporated herein by reference to Exhibit 1.1 to Registration Statement on Form S-3
               (No. 33-60803), filed November 12, 1997)
     1.2*      Form of Underwriting Agreement (Preferred Securities)
     3.1       Restated Charter of RJR Nabisco, Inc., dated April 12, 1995
               (incorporated herein by reference to Exhibit 3.1 to RJR Nabisco,
               Inc.'s Quarterly Report on Form 10-Q, filed April 12, 1995)
     3.2       Restated Charter of RJR Nabisco, Holdings Corp., dated April 12,
               1995 (incorporated herein by reference to Exhibit 3.1 to RJR
               Nabisco Holding Corp.'s Quarterly Report on Form 10-Q, filed
               April 12, 1995)
     3.3       Certificate of Amendment to Amended and Restated Certificate of
               Incorporation of RJR Nabisco Holdings Corp., dated April 12,
               1995 (incorporated herein by reference to Exhibit 3.1 to RJR
               Nabisco Holdings Corp.'s Quarterly Report on Form 10-Q, filed
               May 19, 1995)
     3.4       Certificate of Amendment to Amended and Restated Certificate of
               Incorporation of RJR Nabisco Holding Corp., dated May 13, 1994
               (incorporated herein by reference to Exhibit 3.3(d) to RJR
               Nabisco, Inc.'s Annual Report on Form 10-K, filed February 23,
               1995)
     3.5       Bylaws of RJR Nabisco Holdings Corp. as revised on December 15,
               1997 (incorporated herein by reference to Exhibit 3.2 to RJR
               Nabisco Holdings Corp.'s 1997 Annual Report on Form 10-K, filed
               December 15, 1997)
     3.6       Bylaws of RJR Nabisco, Inc. as revised on December 15, 1997
               (incorporated herein by reference to Exhibit 3.2 to RJR Nabisco,
               Inc.'s Annual Report on Form 10-K, filed December 15, 1997
     4.1       Amended and Restated Indenture, dated as of July 24, 1995, between RJR Nabisco, Inc. and The Bank of New York (incorporated herein by reference to Exhibit 4.1 to RJR Nabisco, Inc.'s 1997
               Annual Report on Form 10-K, filed December 15, 1997)
     4.2       Indenture, dated as of September 21, 1995, as supplemented by a
               First Supplemental Indenture dated as of September 21, 1995, between RJR Nabisco, Inc. and The Bank of New York (incorporated herein by reference to Exhibit 4.2 to the RJR Nabisco, Inc.'s
               1997 Annual Report on Form 10-K, filed December 15, 1997)
     4.3*      Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated Debt Securities and Preferred
               Securities (including the form of the Junior Subordinated Debt
               Securities)
     4.4*      Certificate of Trust of RJR Nabisco Holdings Capital Trust II
     4.5*      Declaration of Trust of RJR Nabisco Holdings Capital Trust II
     4.6*      Certificate of Trust of RJR Nabisco Holdings Capital Trust III
     4.7*      Declaration of Trust of RJR Nabisco Holdings Capital Trust III
     4.8*      Certificate of Trust of RJR Nabisco Holdings Capital Trust IV
     4.9*      Declaration of Trust of RJR Nabisco Holdings Capital Trust IV
     4.10*     Certificate of Trust of RJR Nabisco Holdings Capital Trust V
     4.11*     Declaration of Trust of RJR Nabisco Holdings Capital Trust V
     4.12*     Certificate of Trust of RJR Nabisco Holdings Capital Trust VI
     4.13*     Declaration of Trust of RJR Nabisco Holdings Capital Trust VI
     4.14*     Form of Amended and Restated Declaration of Trust
     4.15*     Form of Guarantee Agreement between RJR Nabisco Holdings Corp.
               and The Bank of New York, as Trustee, with respect to each of
               RJR Nabisco Holdings Capital Trust II, III, IV, V and VI's
               Preferred Securities
     5.1*      Opinion of H. Colin McBride
     5.3*      Opinion of Morris, Nichols, Arsht & Tunnell
    12.1       Statement re:  Computations of Ratio of Earnings to Fixed
               Charges/Deficiency in the Coverage of Combined Fixed Charges by
               Earnings before Fixed Charges of RJR Nabisco, Inc. (incorporated herein by reference to Exhibit 12.1 to RJR Nabisco, Inc.'s
               Annual Report on Form 10-K, filed March 27, 1998 and to Exhibit
               12.3 to RJR Nabisco, Inc.'s Quarterly Report on Form 10-Q, filed
               August 14, 1998)
    12.2*      Statement re: Computations of Ratio of Earnings to Fixed
               Charges/Deficiency in the Coverage of Fixed Charges by Earnings
               Before Fixed Charges for RJR Nabisco Holdings Corp.
               (incorporated by reference to Exhibit 12.2 to RJR Nabisco
               Holdings Corp.'s Quarterly Report on Form 10-Q, filed August 14,
               1998)
    12.3**     Statement re:  Computation of Ratio of Earnings to Combined
               Fixed Charges and Preferred Stock Dividends/Deficiency on the
               Coverage of Combined Fixed Charges and Preferred Stock Dividends
               by Earnings Before Fixed Charges of RJR Nabisco Holdings Corp.
               (incorporated by reference to Exhibit 12.1 to RJR Nabisco
               Holdings Corp.'s Quarterly Report on Form 10-Q, filed August 14,
               1998)
    23.1*      Consent of Deloitte & Touche LLP
    23.2       Consent of H. Colin McBride (included in Exhibit 5.1)
    23.4       Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit
               5.3)
    24.1*      Powers of Attorney for RJR Nabisco, Inc.
    24.2*      Powers of Attorney for RJR Nabisco Holdings Corp.
    25.1*      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Indenture
    25.2*      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Indenture, relating to the Junior Subordinated Debt Securities
    25.3*      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR Nabisco
               Holdings Capital Trust II
    25.4*      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR Nabisco
               Holdings Capital Trust III
    25.5*      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR Nabisco
               Holdings Capital Trust IV
    25.6*      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR Nabisco
               Holdings Capital Trust V
    25.7*      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of RJR Nabisco
               Holdings Capital Trust VI
    25.8*      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
               with respect to the Preferred Securities of RJR Nabisco Holdings
               Capital Trust II
    25.9*      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
               with respect to the Preferred Securities of RJR Nabisco Holdings
               Capital Trust III
    25.10*     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
               with respect to the Preferred Securities of RJR Nabisco Holdings
               Capital Trust IV
    25.11*     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
               with respect to the Preferred Securities of RJR Nabisco Holdings
               Capital Trust V
    25.12*     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of RJR Nabisco Holdings Corp.
               with respect to the Preferred Securities of RJR Nabisco Holdings
               Capital Trust VI

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* Previously filed.
** Filed herewith.
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